Exhibit 10.38

AMENDMENT NO. 1 TO

2008 DEFERRED COMPENSATION PROGRAM

This AMENDMENT NO. 1 TO THE MEDAREX, INC. 2008 DEFERRED COMPENSATION PROGRAM (“Amendment No. 1”), is effective as of December 31, 2008 (the “Amendment No. 1 Date”).

Capitalized terms used in this Amendment No. 1 that are not otherwise defined herein shall have the same meaning as such terms are defined in the 2008 Program (as defined below).

WHEREAS, Medarex, Inc. (the “Company”) established the Medarex, Inc. 2008 Deferred Compensation Program effective as of December 12, 2007 (the “2008 Program”).

WHEREAS, Section 409A has been added to the Internal Revenue Code of 1986, as amended (the “Code”), and the 2008 Program must be amended to comply with the final regulations issued under Code Section 409A.

NOW THEREFORE, the 2008 Program is hereby amended as follows as of the Amendment No. 1 Date.

1.                                       Amendment of the 2008 Program.

1.1.                              Amendment of Section 4(a).  Section 4(a) of the 2008 Program is hereby deleted and replaced with the following to read in its entirety as follows:

“(a)                                           Voluntary Deferral Elections.

For each Program Year, a Participant may elect to defer up to an aggregate of one hundred percent (100%) of the Participant’s Bonus (in increments of twenty-five percent (25%)) as a Voluntary Deferral under the Program.  Such Voluntary Deferral shall be made on the basis of a Participant’s written election for each Program Year stating the following:

(i)                                     the percentage of the Participant’s Bonus (in increments of twenty-five percent (25%)) that the Participant elects to defer in the form of cash and credited to the Participant’s Cash Account;

(ii)                                  the percentage of the Participant’s Bonus (in increments of twenty-five percent (25%)) that the Participant elects to defer in the form of Restricted Stock Units and credited to the Participant’s Restricted Stock Unit Account; and

(iii)                               an Original Payment Date; provided, however, that (A) such Original Payment Date may not be any earlier than three (3) years following the date on which the Bonus with respect to the applicable Program Year otherwise would have been paid and (B) if the Participant does not select an Original Payment Date, such amounts shall be distributed upon the earliest of (i) the date that is three (3) years following the date on which the Bonus with respect to the applicable Program Year otherwise would have been paid, (ii) the Participant’s Separation from Service, (iii) the Participant’s death, or (iv) the Participant’s Permanent Disability.

Such election shall be made in the form required by the Committee and shall be delivered to the Company no later than  December 31 of the calendar year prior to the calendar year in which the services with respect to which the Bonus is payable will be performed; provided, however, that (i) any employee who is hired by the Company and becomes a Participant after such December 31 may elect to defer his or her Bonus for the calendar year in which the services with respect to which the Bonus is payable by delivering an election to the Company within thirty (30) days following the date that the employee becomes a Participant; and further provided, however, that such deferral election shall only apply to compensation paid for services performed after the election (within the meaning of, and as determined under, Section 409A of the Code), and (ii) in the Company’s discretion, with respect to any Bonus (or portion thereof) that qualifies as performance-based compensation within the meaning of Section 409A of the Code and Treasury Regulations promulgated thereunder, the deferral election may be delivered to the Company no later than six months before the end of the Program Year with respect to which such Bonus (or portion thereof) is determined.  Such election shall be irrevocable.”

2.                                       Miscellaneous.

2.1.                              No Other Changes.  Except as expressly provided in this Amendment No. 1, all terms of the 2008 Program shall remain in full force and effect.

2.2.                              Counterparts.  This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

In WITNESS WHEREOF, Medarex, Inc. has caused this Amendment No. 1 to be duly executed as of the Amendment No. 1 Date.

MEDAREX, INC.

By:	/s/ Thomas K. Kaney

Name:	Thomas K. Kaney

Title:	Sr. V.P. Human Resources